UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

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ChannelAdvisor Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Aerial Center Parkway
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2014, ChannelAdvisor Corporation (the “Company”) and Duke Realty Limited Partnership (“Landlord”) entered into a new headquarters office lease (the “Lease”) for Suites 100, 300, 400, and 500, comprising approximately 136,538 rentable square feet (the “Leased Premises”), of a building to be constructed by Landlord located at 3025 Carrington Mill Boulevard, Morrisville, North Carolina 27560 (the “Building”). The Lease provides for the completion by Landlord of certain construction improvements on the Leased Premises within a specified timeframe. The term of the Lease commences on the date that the Leased Premises, including the improvements, are substantially complete (the “Commencement Date”), which is targeted to be October 15, 2015. In the event that the Commencement Date of the Lease is delayed beyond October 15, 2015, certain adjustments will be made to the Company’s rent obligations under the Lease. The initial term of the Lease is for seven years following the Commencement Date, and the Company may elect to renew the lease term for two additional five-year periods, subject to certain conditions and notice obligations set forth in the Lease.

Beginning on the Commencement Date, minimum annual rental payments will be $23.50 per square foot, or $3,208,643 the first lease year, payable in monthly installments. Minimum annual rental payments are scheduled to increase each lease year by 2.75%. Beginning January 1, 2017, the Company will also be obligated to pay its proportionate share of Landlord’s operating expenses for the Building, subject to certain limitations.

The Company is required to maintain a security deposit, initially in the amount of the first lease year annual rent, in the form of a letter of credit issued by Silicon Valley Bank. At the end of each of lease years three, four and five, the letter of credit decreases by an amount equal to three months of the first lease year’s annual rent, in each case subject to certain conditions. The Company has options to expand the Leased Premises and rights of first refusal with respect to the remaining portions of the Building, subject to certain conditions.

The Landlord is providing the Company a cost allowance to construct the Leased Premises; if the allowance exceeds the actual cost to construct the Leased Premises, the savings will be paid to the Company to be used in any manner that the Company reasonably requires. If the actual construction cost exceeds the allowance, the Company will be responsible for the excess.

The foregoing is a summary description of certain terms of the Lease, is not complete and is qualified in its entirety by reference to the text of the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 hereby is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ John F. Baule
Date:	August 20, 2014		John F. Baule
Chief Financial Officer